EXHIBIT 1
                  AGREEMENT AS TO JOINT FILING OF SCHEDULE 13D


         In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree that only one statement containing the information required by Schedule 13D and any further amendments thereto need to be filed with respect to the beneficial ownership by each of the undersigned of shares of common stock of Montpelier Re Holdings Ltd., a corporation organized under the laws of Bermuda, and further agrees that this Joint Filing Agreement be included as an exhibit to the Schedule 13D provided that, as contemplated by
Section 13d-1(k)(1)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate. This Joint Filing Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

Dated: July 6, 2006
                                           By:  WL Ross & Co. LLC

                                           By:  /s/  Wilbur L. Ross, Jr.
                                              ---------------------------------
                                           Name: Wilbur L. Ross, Jr.
                                           Title:  Managing Member



                                           By:  WLR Recovery Fund II, L.P.

                                           By:
                                           Name: WLR Recovery Associates II LLC
                                           Title:  Managing Member



                                           By:  /s/  Wilbur L. Ross, Jr.
                                              ---------------------------------
                                           Name: Wilbur L. Ross, Jr.
                                           Title:  Managing Member






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                                           By:  WLR Recovery Fund III, L.P.

                                           By:
                                           Name: WLR Recovery Associates III LLC
                                           Title:  Managing Member



                                           By:  /s/  Wilbur L. Ross, Jr.
                                              ---------------------------------
                                           Name: Wilbur L. Ross, Jr.
                                           Title:  Managing Member



                                           By:  WLR Recovery Associates II LLC

                                           By:  /s/  Wilbur L. Ross, Jr.
                                              ---------------------------------
                                           Name: Wilbur L. Ross, Jr.
                                           Title:  Managing Member



                                           By:  WLR Recovery Associates III, LLC

                                           By:  /s/  Wilbur L. Ross, Jr.
                                              ---------------------------------
                                           Name: Wilbur L. Ross, Jr.
                                           Title:  Managing Member



                                           By:  Wilbur L. Ross, Jr.

                                           By:  /s/  Wilbur L. Ross, Jr.
                                              ---------------------------------
                                           Name: Wilbur L. Ross, Jr.
                                           Title:  Managing Member